Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Central Virginia Bankshares, Inc. Employee Stock Purchase Plan of our reports dated February 2, 2005, with respect to the consolidated financial statements of Central Virginia Bankshares, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2004 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

/s/ Mitchell Wiggins & Company, LLP

Richmond, Virginia

May 17, 2007